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                                                                    EXHIBIT 10.4


                              SECOND AMENDMENT TO
                                THE PHAMIS INC.
                    1993 COMBINED INCENTIVE AND NONQUALIFIED
                               STOCK OPTION PLAN

     THIS AMENDMENT to the PHAMIS Inc. 1993 Combined Incentive and Nonqualified Stock Option Plan (the "1993 Plan") is made by PHAMIS Inc. (the "Company") on this 24th day of April, 1996, and is effective immediately.

                                   RECITALS:

     WHEREAS, pursuant to Section 3.3 of the 1993 Plan, the Board of Directors has previously delegated to the Compensation Committee the full administration of the 1993 plan;

     WHEREAS, the Compensation Committee believes that it is in the Company's best interest to revise the Company's current policy with regard to vesting of option grants made under the 1993 plan;

     NOW, THEREFORE, the Plan is hereby amended as follows;

          1.  Vesting Schedule.  All options granted under the 1993 Plan shall,
              ----------------
unless otherwise noted in the resolutions relating to any specific option grant, be subject to the following vesting provisions:

     25% of the shares subject to the option shall be vested one year from the date of option grant;

     50% of the shares subject to the option shall be vested two years from the date of option grant;

     75% of the shares subject to the option shall be vested three years from the date of option grant; and

     100% of the shares subject to the option shall be vested four years from the date of the option grant.

     IN WITNESS WHEREOF, the undersigned authority has executed this amendment as of the day and year first written above.

                              PHAMIS INC.

                              By:   ___________________________________

                              Its:  ___________________________________